Exhibit 99.1

For immediate release	June 18, 2014

Crown Crafts Reports Improved Results for Fiscal 2014 Fourth Quarter and Full Year

●	Net income increases 9.4% for the fourth quarter and 12.9% for the full year
●	Full-year net income at highest level since fiscal 2002, excluding certain one-time effects in 2006 and 2007*
●	Net sales up 1.7% for the quarter and 3.7% for the year
●	Improved performance reflects strong product lines and business strategy

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) today reported results for the fourth quarter and full fiscal year ended March 30, 2014.

“On the heels of a strong prior year, we once again improved our performance as both net income and net sales increased in fiscal year 2014, even though we continue to operate in a challenging retail environment,” said E. Randall Chestnut, Chairman, President and Chief Executive Officer. “Our steadily improving performance reflects the continued strength of our business strategy and the hard work and talents of our entire team. Operationally, we are committed to continuous improvement and controlling costs wherever we can. Our financial position is strong, and we remain debt-free.”

Financial Results

Net income for the fourth quarter of fiscal 2014 increased $174,000, or 9.4%, to $2.0 million, or $0.21 per diluted share, on net sales of $24.0 million, compared with net income of $1.9 million, or $0.19 per diluted share, on net sales of $23.6 million for the fourth quarter of fiscal 2013. Gross margin improved to 26.5% of net sales for the quarter, compared with 26.0% for the prior-year period.

Net income for full-year fiscal 2014 increased 12.9% to $5.8 million, or $0.59 per diluted share, on net sales of $81.3 million, compared with net income of $5.1 million, or $0.52 per diluted share, on net sales of $78.4 million for fiscal 2013. Gross margin for the full year improved to 27.7% of net sales, compared with 25.2% for the prior-year period. The Company’s net income, both in dollars and as a percentage of net sales, reached its highest level in more than a decade, excluding certain one-time effects in fiscal 2006 and 2007*.

(*) Adjusted net income for fiscal years 2007 and 2006 are non-GAAP financial measures.  Reported net income for fiscal years 2007 and 2006 was $7.6 million and $8.0 million, respectively.  Excluding an after-tax gain on debt restructuring of $3.7 million in fiscal 2007 and a $4.2 million income tax benefit in fiscal 2006, adjusted net income for fiscal years 2007 and 2006 was $3.9 million and $3.8 million, respectively.

916 S. Burnside Avenue * PO Box 1028 * Gonzales, LA 70707-1028 * (225) 647-9100 * Fax (225) 647-9104

Quarterly Cash Dividend

As announced on May 13, 2014, the Board of Directors declared a quarterly cash dividend on the Company’s Series A common stock of $0.08 per share, which will be paid on July 3, 2014 to shareholders of record at the close of business on June 13, 2014. “We are pleased that our strong financial position and business growth have allowed us to provide what we believe to be an attractive return to shareholders through a combination of dividends and share price appreciation,” Chestnut said.

Conference Call

The Company will host a teleconference today at 1:00 p.m. Central Daylight Time to discuss the Company’s results, during which interested individuals will be given the opportunity to ask appropriate questions. To join the teleconference, dial (877) 317-6789 and refer to conference number 10045664. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website.

A telephone replay of the teleconference will be available one hour after the end of the call through 8:00 a.m. Central Daylight Time on June 26, 2014. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations and refer to conference number 10045664.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding; blankets; nursery accessories; room décor; burp cloths; bathing accessories; reusable and disposable bibs; and disposable placemats, floor mats, toilet seat covers and changing mats. The Company’s operating subsidiaries consist of Crown Crafts Infant Products, Inc. in California and Hamco, Inc. in Louisiana. Crown Crafts is among America’s largest producers of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections, as well as exclusive private label programs for certain of its customers. The Company’s website is www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Olivia W. Elliott

Vice President and Chief Financial Officer

(225) 647-9124

oelliott@crowncrafts.com

or

Halliburton Investor Relations

(972) 458-8000

CROWN CRAFTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

SELECTED FINANCIAL DATA

In thousands, except percentages and per share data

	Three-Month Period Ended		Fiscal Year Ended
	March 30, 2014	March 31, 2013	March 30, 2014	March 31, 2013
Net sales	$24,011	$23,611	$81,294	$78,416
Gross profit	6,359	6,145	22,534	19,767
Gross profit percentage	26.5%	26.0%	27.7%	25.2%
Income from operations	3,350	3,010	9,378	8,093
Income before income tax expense	3,340	2,911	9,346	8,018
Income tax expense	1,312	1,057	3,575	2,907
Net income	2,028	1,854	5,771	5,111
Basic earnings per share	$0.21	$0.19	$0.59	$0.52
Diluted earnings per share	$0.21	$0.19	$0.59	$0.52

Weighted Average Shares Outstanding:
Basic	9,859	9,828	9,848	9,786
Diluted	9,872	9,828	9,858	9,786

CONSOLIDATED BALANCE SHEETS

SELECTED FINANCIAL DATA

In thousands

	March 30, 2014	March 31, 2013
Cash and cash equivalents	$560	$340
Accounts receivable, net of allowances	21,712	21,724
Inventories	13,607	10,930
Total current assets	38,069	35,227
Finite-lived intangible assets - net	5,248	5,990
Goodwill	1,126	1,126
Total assets	$46,215	$44,163

Total current liabilities	10,298	11,351

Shareholders’ equity	35,917	32,812
Total liabilities and shareholders’ equity	$46,215	$44,163